                                                                     Exhibit 4.3

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                               HENRY SCHEIN, INC.

                                       AND

                              LEHMAN BROTHERS INC.

                                       AND

                           J.P. MORGAN SECURITIES INC.

                           DATED AS OF AUGUST 9, 2004

            REGISTRATION RIGHTS AGREEMENT, dated as of August 9, 2004, by and between Henry Schein, Inc., a Delaware corporation (together with any successor entity, herein referred to as the "ISSUER"), and Lehman Brothers Inc. and J.P. Morgan Securities Inc. (the "INITIAL PURCHASERS").

            Pursuant to the Purchase Agreement, dated August 4, 2004, between the Issuer and the Initial Purchasers (the "PURCHASE AGREEMENT"), the Initial Purchasers have agreed to purchase from the Issuer up to $200,000,000 aggregate principal amount of 3.00% Convertible Contingent Senior Notes (the "NOTES") (including $40,000,000 aggregate principal amount if the Initial Purchasers exercise their option to purchase additional Notes, as set forth in the Purchase Agreement). The Notes initially will be convertible into fully paid, nonassessable common stock, par value $0.01 per share, of the Issuer (the "COMMON STOCK") on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchasers to purchase the Notes, the Issuer has agreed to provide the registration rights set forth in this Agreement pursuant to the Purchase Agreement.

            The parties hereby agree as follows:

            1. DEFINITIONS As used in this Agreement, the following capitalized terms shall have the following meanings:

            ADDITIONAL INTEREST: As defined in Section 3(a) hereof.

            ADDITIONAL INTEREST PAYMENT DATE: Each February 15 and August 15 after the occurrence of a Registration Default.

            AGREEMENT: This Registration Rights Agreement, as amended, modified or otherwise supplemented from time to time in accordance with the terms hereof.

            BLUE SKY APPLICATION: As defined in Section 6(a) hereof.

            BROKER-DEALER: Any broker or dealer registered under the Exchange
      Act.

            BUSINESS DAY: A day other than a Saturday or Sunday or any day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

            CLOSING DATE: The date of this Agreement.

            COMMISSION: Securities and Exchange Commission.

            COMMON STOCK: As defined in the preamble hereto.

            EFFECTIVENESS PERIOD: As defined in Section 2(a)(iii) hereof.

            EFFECTIVENESS TARGET DATE: As defined in Section 2(a)(ii) hereof.

            EXCHANGE ACT: Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

            HOLDER: A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

            INDEMNIFIED HOLDER: As defined in Section 6(a) hereof.

            INDENTURE: The Indenture, dated as of August 9, 2004, between the Issuer and The Bank of New York, as trustee (the "TRUSTEE"), pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

            INITIAL PURCHASERS: As defined in the preamble hereto.

            INSPECTOR: As defined in Section 4(b)(v) hereof.

            ISSUER: As defined in the preamble hereto.

            MAJORITY OF HOLDERS: Holders holding more than 50% of the aggregate principal amount at maturity of Notes outstanding; provided that, for purpose of this definition, a holder of shares of Common Stock which constitute Transfer Restricted Securities when issued upon conversion of the Notes shall be deemed to hold an aggregate principal amount at maturity of Notes (in addition to the principal amount at maturity of Notes held by such holder) equal to $1,000 times the quotient of (x) the number of such shares of Common Stock received upon conversion of the Notes and then held by such holder and (y) the prevailing conversion rate, such prevailing conversion rate as determined in accordance with the Indenture.

            NASD: National Association of Securities Dealers, Inc.

            NOTES: As defined in the preamble hereto.

            PERSON: An individual, partnership, corporation, unincorporated organization, limited liability company, trust, joint venture or a government or agency or political subdivision thereof.

            PROSPECTUS: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

            PURCHASE AGREEMENT: As defined in the preamble hereto.

            QUESTIONNAIRE: As defined in Section 2(b) hereof.

            QUESTIONNAIRE DEADLINE: As defined in Section 2(b) hereof.

            RECORD HOLDER: With respect to any Additional Interest Payment Date, each Person who is a Holder on the record date with respect to such Additional Interest Payment Date, which record date shall be the date that is the 15th day preceding the relevant Additional Interest Payment Date.

            RECORDS: As defined in Section 4(b)(v) hereof.

            REGISTRATION DEFAULT: As defined in Section 3(a) hereof.

            SALE NOTICE: As defined in Section 4(d) hereof.

            SECURITIES ACT: Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            SHELF FILING DEADLINE: As defined in Section 2(a)(i) hereof.

            SHELF REGISTRATION STATEMENT: As defined in Section 2(a)(i) hereof.

            SUSPENSION NOTICE. As defined in Section 4(c) hereof.

            SUSPENSION PERIOD. As defined in Section 4(b)(i) hereof.

            TIA: Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

            TRANSFER RESTRICTED SECURITIES: Each Note and each share of Common Stock issued upon conversion of Notes until the earlier of:

                  (i) the date on which such Note or such share of Common Stock issued upon conversion thereof has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; provided that, if such Common Stock is a share of Common Stock issued upon conversion of a Note that has been so registered and disposed of, the date on which the Note that was converted was registered and disposed of;

                  (ii) the date on which such Note or such share of Common Stock issued upon conversion thereof is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Issuer pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; or

                  (iii) the date on which such Note or such share of Common
            Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

            UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which Notes of the Issuer are sold to an underwriter for reoffering to the public.

            2. SHELF REGISTRATION.

            (a) The Issuer shall:

                  (i) not later than 90 days after the date hereof (the "SHELF
            FILING DEADLINE"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein, the "SHELF REGISTRATION STATEMENT"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

                  (ii) use its commercially reasonable best efforts to cause the
            Shelf Registration Statement to be declared effective by the Commission not later than 180 days after the date hereof (the "EFFECTIVENESS TARGET DATE"); and

                  (iii) use its commercially reasonable best efforts to keep the
            Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that it (A) is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act for a period (the "EFFECTIVENESS PERIOD") of:

                        (1) two years following the last date of original
                  issuance of Notes; or

                        (2) such shorter period that will terminate when (x) all
                  of the Holders of Transfer Restricted Securities are able to sell all Transfer Restricted Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto, (y) when all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (z) all Transfer Restricted Securities registered under the Shelf Registration Statement have been sold.

            (b) To have its Transfer Restricted Securities included in the Shelf Registration Statement pursuant to this Agreement, each Holder shall complete the Selling Securityholder Notice and Questionnaire, the form of which is contained in Annex A to the Offering Memorandum relating to the Notes (the "QUESTIONNAIRE"). The Issuer shall mail the Questionnaire to each Holder not less than 20 Business Days (but not more than 40 Business Days) prior to the time the Issuer intends in good faith to have the Shelf Registration Statement declared effective by the Commission. Holders are required to complete and deliver the Questionnaire to the Issuer within 10 Business Days after the Issuer's delivery thereof (the "QUESTIONNAIRE DEADLINE"). Upon receipt of a Questionnaire from a Holder on or prior to the

Questionnaire Deadline, the Issuer shall include such Holder's Transfer Restricted Securities in the Shelf Registration Statement and the Prospectus. In addition, promptly upon the request of a Holder given to the Issuer at any time, the Issuer shall deliver a Questionnaire to such Holder. Notwithstanding the foregoing, upon receipt of a completed Questionnaire from a Holder who did not complete and deliver a Questionnaire prior to the Questionnaire Deadline, the Issuer shall, within 30 Business Days of such receipt, file such amendments to the Shelf Registration Statement or supplements to a related Prospectus as are necessary to permit such Holder to deliver such Prospectus to transferees of Transfer Restricted Securities; provided, that (i) any failure by the Issuer to file such amendments or supplements shall not result in the payment of Additional Interest to such Holder; (ii) the Issuer shall not be obligated to file more than (x) one (1) such pre-effective amendment or supplement for all such Holders in any one fiscal quarter and (y) one (1) such post-effective amendment for all such Holders in any one three-month period; and (iii) in no event shall the Company be required to file any pre-effective amendment, post-effective amendment or supplement unless the aggregate principal amount at maturity of all Transfer Restricted Securities requested to be included therein by all such Holders exceeds $1,000,000.

            (c) Upon receipt of written request for additional information from the Issuer, each Holder who intends to be named as a selling securityholder in the Shelf Registration Statement shall furnish to the Issuer in writing, within 10 Business Days after such Holder's receipt of such request, such additional information regarding such Holder and the proposed distribution by such Holder of its Transfer Restricted Securities, in connection with the Shelf Registration Statement or Prospectus or Preliminary Prospectus included therein and in any application to be filed with or under state securities law, as the Issuer may reasonably request. In connection with all such requests for information from Holders of Transfer Restricted Securities, the Issuer shall notify such Holders of the requirements set forth in this paragraph regarding their obligation to provide the information requested pursuant to this Section 2(c). Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make information previously furnished to the Issuer by such Holder not materially misleading.

            (d) Holders who (i) do not complete the Questionnaire and deliver it to the Issuer in accordance with Section 2(b) or (ii) do not provide the additional information requested by the Company in accordance with Section 2(c) shall not be named as selling securityholders in the Prospectus or Preliminary Prospectus included in the Shelf Registration Statement and, therefore, shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement. Such Holder will not be entitled to Additional Interest pursuant to Section 3 hereof unless such Holder shall have delivered the Questionnaire in accordance with Section 2(b) and provided the additional information requested by the Company in accordance with Section 2(c), if any.

            3. ADDITIONAL INTEREST.

            (a) If:

                  (i) the Shelf Registration Statement is not filed with the
            Commission prior to or on the Shelf Filing Deadline;

                  (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

                  (iii) except as provided in Section 4(b)(i) hereof, the Shelf
            Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

                  (iv) (A) prior to or on the 45th or 60th day, as the case may be, of any Suspension Period, such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 120 days in any 360 day period,

(each such event referred to in foregoing clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Issuer hereby agrees to pay additional interest ("ADDITIONAL INTEREST") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured, accruing at a rate, to each holder of Transfer Restricted Security, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the aggregate principal amount of the Notes, and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the aggregate principal amount of the Notes; provided that in no event shall Additional Interest accrue at an aggregate rate per year exceeding 0.50% of the aggregate principal amount of the Notes.

            (b) All accrued Additional Interest shall be paid in arrears to Record Holders by the Issuer on each Additional Interest Payment Date by wire transfer of immediately available funds or by federal funds check. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Security, the accrual of Additional Interest with respect to such Transfer Restricted Security will cease. The Issuer agrees to deliver all notices, certificates and other documents contemplated by the Indenture in connection with the payment of Additional Interest.

            All obligations of the Issuer set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

            The Additional Interest set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for such registration default.

            4. REGISTRATION PROCEDURES.

            (a) In connection with the Shelf Registration Statement, the Issuer shall comply with all the provisions of Section 4(b) hereof and shall use its commercially reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, shall as expeditiously as practicable prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

            (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Issuer shall:

                  (i) Subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its commercially reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Issuer shall file as promptly as practicable an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause
            (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as promptly as practicable thereafter. Notwithstanding the foregoing, the Issuer may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "SUSPENSION PERIOD") if:

                        (x) an event occurs and is continuing as a result of
                  which the Shelf Registration Statement would, in the Issuer's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                        (y) the Issuer reasonably determines that the disclosure
                  of such event at such time would have a material adverse effect on the business of the Issuer (and its subsidiaries, if any, taken as a whole);

            provided that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Issuer's ability to consummate such transaction, the Issuer may extend a Suspension Period from 45 days to 60 days; provided, however, that Suspension Periods shall not exceed an aggregate of 120 days in any 360-day period.

                  (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus; provided, however, that in no event will such method(s) of distribution take the form of an underwritten offering without the prior written agreement of the Issuer.

                  (iii) Advise the underwriter(s), if any, and selling Holders promptly (but in any event within five Business Days) and, if requested by such Persons, to confirm such advice in writing:

                        (A) when the Prospectus or any Prospectus supplement or
                  post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

                        (B) of any request by the Commission for amendments to
                  the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

                        (C) of the issuance by the Commission of any stop order
                  suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                        (D) of the existence of any fact or the happening of any
                  event, during the Effectiveness Period that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

            If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuer shall use its commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time and will provide to the Initial Purchasers and each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

                  (iv) Furnish to one counsel for the selling Holders and each of the underwriter(s), if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such holders and underwriter(s), if any, for a period of at least five Business Days but no more than seven Business Days (in the case of the Shelf Registration Statement and Prospectus) and two Business Days but no more than four Business Days (in the case of any amendment or supplement thereto), and the Issuer will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by the Shelf Registration Statement or the underwriter(s), if any, shall reasonably object prior to the filing thereof. Any failure by a selling Holder or underwriter, if any, to object to a material misstatement or omission in such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, shall not be deemed to constitute a waiver of any right of such selling holder or underwriter hereunder.

                  (v) Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement (an "INSPECTOR"), any underwriter participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuer ("RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Issuer's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness, in each case, as shall be reasonably necessary to enable such Person to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act or as is customary in such situation. Each Inspector shall agree that it will keep the Records confidential and not disclose any of the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Shelf Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the reasonable opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder. Each Holder of such Transfer Restricted Securities and each such participating underwriter shall hold information obtained by it as a result of such inspections as confidential and such information shall not be used by persons with access to it as the basis for any market transactions in the securities of the Issuer unless and until such information is made generally available to the public. Each Inspector, Holder of such Transfer Restricted Securities and such participating underwriter shall, upon notice to it that disclosure by it of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and, to the extent practicable, use its best efforts to allow the Issuer, at the Issuer's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (vi) If requested by any selling Holders or the
            underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the "Plan of Distribution" of the Transfer Restricted Securities, (2) information with respect to the principal amount of Notes or number of shares of Common Stock being sold, (3) the purchase price being paid therefor and (4) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; provided, however, that with respect to any information requested for inclusion by a selling Holder or underwriter(s), if any, this clause (vi) shall apply only to information that relates to the Transfer Restricted Securities to be sold by such Selling Holder or underwriter(s), as applicable, and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (vii) Furnish to each selling Holder and each of the
            underwriter(s), if any, upon their request, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

                  (viii) Deliver to each selling Holder and each of the
            underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in
            Section 4(b)(iii) (D), the Issuer hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

                  (ix) The Issuer shall:

                  (A) upon request, furnish to each selling Holder and each
            underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings for selling security holders, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

                        (1) a certificate, dated the date of such closing,
                  signed by the Chief Financial Officer of the Issuer covering such matters as are customarily covered in closing certificates delivered to underwriters in connection with underwritten offerings of securities;

                        (2) opinions, each dated the date of such closing, of
                  counsel to the Issuer covering such of the matters as are customarily covered in legal opinions to underwriters in connection with underwritten offerings of securities; and

                        (3) customary comfort letters, dated the date of such
                  closing, from the Issuer's independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement) in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings of securities;

                  (B) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified; and

                  (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (ix).

                  (x) Before any public offering of Transfer Restricted
            Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Issuer shall not be required
            (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if it is not now so subject.

                  (xi) Cooperate with the selling Holders and the
            underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities.

                  (xii) Use its commercially reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by any other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities.

                  (xiii) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its commercially reasonable best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (xiv) Provide CUSIP numbers for all Transfer Restricted
            Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Notes that are in a form eligible for deposit with The Depository Trust Company.

                  (xv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

                  (xvi) Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the Exchange Act.

                  (xvii) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its commercially reasonable best efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                  (xviii) Cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Issuer are then listed or quoted.

                  (xix) If reasonably requested by the underwriters, prepare and present to potential investors customary "road show" or marketing materials in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities.

            (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Issuer of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, and will use its commercially reasonable best efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

                  (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xiii) hereof; or

                  (ii) such Holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

            (d) Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the Issuer at least three Business Days prior to any intended distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statement (a "SALE NOTICE"), which notice shall be effective for five Business Days. Each Holder of Transfer Restricted Securities, by accepting the same, agrees to hold any communication by the Issuer in response to a Sale Notice in confidence.

            5. REGISTRATION EXPENSES. All expenses incident to the Issuer's performance of or compliance with this Agreement shall be borne by the Issuer regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

                  (i) all registration and filing fees and expenses (including filings made by the Initial Purchasers or any Holders with the
            NASD);

                  (ii) all fees and expenses of compliance with federal
            securities and state Blue Sky or securities laws;

                  (iii) all expenses of printing (including printing of
            Prospectuses and certificates for the Common Stock to be issued upon conversion of the Notes) and the Issuer's expenses for messenger and delivery services and telephone;

                  (iv) all fees and disbursements of counsel to the Issuer and, subject to Section 5(b) below, the Holders of Transfer Restricted Securities;

                  (v) all application and filing fees in connection with listing
            (or authorizing for quotation) the Common Stock issued upon conversion of the Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                  (vi) all fees and disbursements of independent certified
            public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

            The Issuer shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

            (b) In connection with the Shelf Registration Statement required by this Agreement, including any amendment or supplement thereto, and any other documents delivered to any Holders, the Issuer shall reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements not to exceed $15,000 of not more than one counsel, which shall be Sullivan & Cromwell LLP, or such other counsel as may be chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared.

            6. INDEMNIFICATION AND CONTRIBUTION. (a) The Issuer shall indemnify and hold harmless each Holder, such Holder's officers, directors, partners and employees and each person, if any, who controls such Holder within the meaning of the Securities Act (each, an "INDEMNIFIED HOLDER"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

            (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Issuer (or based upon written information furnished by or on behalf of the Issuer expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "BLUE SKY APPLICATION"); or

            (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly in accordance herewith for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder; provided, further, that the Issuer shall not be liable for any loss, liability, claim, damage or expense to the extent that it arises from (1) a sale of Transfer Restricted Securities occurring during a Suspension Period, provided that such Holder shall have received a Suspension Notice with respect to such Suspension Period prior to such sale, (2) an untrue statement or omission or alleged untrue statement or omission of a material fact contained in a Prospectus, if (w) the Issuer had notified such Holder of such untrue statement or omission or alleged untrue statement or omission prior to the Holder's first use of the Prospectus, (x) the Holder failed to deliver, at or prior to the written confirmation of sale, a Prospectus that was amended or supplemented, (y) such Prospectus, as amended or supplemented, would have corrected the untrue statement or omission or alleged untrue statement or omission and (z) the Prospectus, as amended or supplemented, had been delivered to such Holder prior to the time of the Holder's first use of the Prospectus, or
(3) the failure by the Holder to deliver to any purchaser of its Transfer Restricted Securities the Prospectus and any supplement or amendment thereto in the form provided to such Holder by the Issuer if such Holder is required to so deliver pursuant to the prospectus delivery requirements of the Securities Act. The foregoing indemnity agreement is in addition to any liability which the Issuer may otherwise have to any Indemnified Holder.

            (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Issuer, its officers, directors and employees and each person, if any, who controls the Issuer within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer or any such officer, director, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application or the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein,

            (ii) a sale of Transfer Restricted Securities occurring during a Suspension Period for which a Suspension Notice had been delivered by the Issuer;

            (iii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus or any amendment or supplement thereto or the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if (w) the Issuer had notified such Holder of such untrue statement or omission or alleged untrue statement or omission prior to the Holder's first use of the Prospectus, (x) the Holder failed to deliver, at or prior to the written confirmation of sale, a Prospectus that was amended or supplemented, (y) such Prospectus, as amended or supplemented, would have corrected the untrue statement or omission or alleged untrue statement or omission, and (z) the Prospectus, as amended or supplemented, had been delivered to such Holder prior to the time of the Holder's first use of the Prospectus; or

            (iv) the failure by the Holder to deliver to any purchaser of its Transfer Restricted Securities the Prospectus and any supplement or amendment thereto in the form provided to such Holder by the Issuer if such Holder is required to so deliver pursuant to the prospectus delivery requirements of the Securities Act.

and shall reimburse the Issuer and any such officer, employee or controlling person promptly in accordance herewith for any legal or other expenses reasonably incurred by the Issuer or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Issuer and any such officer, employee or controlling person.

            (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ separate counsel and be reimbursed for such costs in accordance with the provisions of this Section 6 in the event that (i) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (ii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, provided further, that in the event the Holders are the indemnified parties, the Issuer shall not have the obligation to bear the expenses of more than a single counsel who should be elected by a Majority of Holders. No indemnifying party shall:

            (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to any admission of fault, culpability of failure to act by or on behalf of any indemnified party, or

            (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

            (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

            (ii) if the allocation provided by clause (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) but also the relative fault of the Issuer on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Issuer on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under the Purchase Agreement (net of discounts but before deducting expenses) received by the Issuer on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this
Section 6(d) are several and not joint.

            7. RULE 144A. In the event the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

            8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any Underwritten Registration hereunder unless such Holder:

            (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

            (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

            9. SELECTION OF UNDERWRITERS. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer

Restricted Securities in an Underwritten Offering if approved by the Issuer, as provided in Section 4(b)(ii). In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Issuer.

            10. MISCELLANEOUS.

            (a) REMEDIES. The Issuer acknowledges and agrees that any failure by the Issuer to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under Section 2 hereof. The Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (b) ADJUSTMENTS AFFECTING TRANSFER RESTRICTED SECURITIES. The Issuer shall not take any action with the primary purpose of adversely affecting the ability of the Holders of the Transfer Restricted Securities as a class to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

            (c) NO INCONSISTENT AGREEMENTS. The Issuer will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Issuer shall not grant to any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. The Issuer has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

            (d) AMENDMENTS AND WAIVERS. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of a Majority of Holders or such greater percentage of the Holders as required by the Indenture.

            (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

                  (ii) if to the Issuer:

                        Henry Schein, Inc.
                        135 Duryea Road
                        Melville, New York 17747
                        Attention: General Counsel
                        Fax: 631-843-5658
                        Telephone: 631-843-5500

                        With a copy to:

                        Proskauer Rose LLP
                        1585 Broadway
                        New York, New York 10036
                        Attention: Julie Allen
                        Fax:  212-969-2900
                        Telephone: 212-969-3000

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

            (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

            (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) SECURITIES HELD BY THE ISSUER OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer or its "affiliates" (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (j) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

            (k) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           HENRY SCHEIN, INC.

                                           By ______________________________
                                              Name:
                                              Title:

                                           LEHMAN BROTHERS INC.

                                           By ______________________________
                                              Authorized Representative

                                           J.P. MORGAN SECURITIES INC.

                                           By ______________________________
                                              Authorized Representative